UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 31, 2015, GoldenTree Asset Management LP assigned all of its rights as lender under SFX Entertainment Inc.’s $30 million revolving credit facility to Catalyst Fund Limited Partnership V (“Catalyst”).  Concurrently with such assignment, SFX Entertainment Inc. and certain of its affiliated companies (the “Company”) and Catalyst entered into that certain forbearance agreement and first amendment to credit agreement (the “Forbearance and Amendment Agreement”), dated as of December 31, 2015, amending certain terms of the Company’s Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of September 17, 2015.

Among other things, the Forbearance and Amendment Agreement modifies the Credit Agreement by (i) providing for a forbearance period through the earlier to occur of January 28, 2016, or the occurrence of an event of default under the Credit Agreement, during which Catalyst will not exercise its rights with respect to certain existing and identified defaults by the Company under the Credit Agreement, (ii) appointing Catalyst as the administrative agent under the Credit Agreement in replacement of Barclays Bank PLC, (iii) increasing the applicable interest rates for loans under the Credit Agreement to 20.00% per annum, (iv) providing for interest payments to be due on the last day of each calendar month, (v) providing for an early termination payment of $1.5 million in the event the Company pre-pays the loans under the Credit Agreement, (vi) requiring the Company to engage a Chief Restructuring Officer reasonably acceptable to Catalyst, and (vii) restricting and limiting certain commercial and dividend payments and asset sales by the Company during the term of the Credit Agreement. In addition, the Forbearance and Amendment Agreement contemplates Catalyst providing $20.0 million in credit to a material European subsidiary of the Company to be guaranteed on a first lien basis by select non-domestic subsidiaries of the Company (the “Foreign Loan”), which Foreign Loan shall be used to support the operations of the Company and its European operations. Under the terms of the Forbearance and Amendment Agreement, the Company shall pay a $1.0 million forbearance fee to Catalyst simultaneous with the closing of the Foreign Loan.

The foregoing description of the Forbearance and Amendment Agreement in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Forbearance and Amendment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01                                           Other Events.

In connection with its obligations under the Forbearance and Amendment Agreement, the Company has retained financial advisory firm FTI Consulting, Inc. (“FTI”) to serve as the Company’s Chief Restructuring Officer. FTI will assist the Company in evaluating and assessing various restructuring and strategic alternatives, including working with management to analyze and optimize operations and financial performance. There can be no assurance that the Company will be successful in identifying or implementing, on favorable terms or at all, any financial or strategic alternatives, which may include restructuring the Company’s debt, the issuance of additional equity or debt, or the sale of some or all of the Company’s assets. In order to facilitate its reorganization, the Company may consider utilizing the available protections under the federal bankruptcy laws.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1

Forbearance and Amendment Agreement, dated as of December 31, 2015, by and among the Company, certain of its subsidiaries party thereto, and Catalyst Fund Limited Partnership V as the lender and administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: January 7, 2016	By:	/s/ Robert F.X. Sillerman
	Name:	Robert F.X. Sillerman
	Title:	Chief Executive Officer